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                                                                    EXHIBIT 24

                                 POWER OF ATTORNEY

     The undersigned directors and officers of PC QUOTE, INC. hereby constitute and appoint Donald E. Figliulo, their true and lawful attorney-in-fact and agent, for each of them and in their name, place and stead, in any and all capacities (including without limitation, as Director and/or principal Executive Officer, principal Financial Officer, principal Accounting Officer or any other officer of the Company), to sign and execute a registration statement on Form S-8 and any amendment or amendments, including post-effective amendments thereto, for the registration under the Securities Act of 1933, as amended, of up to 1,500,000 shares of common stock of PC Quote, Inc. and does hereby grant unto said attorney-in-fact and agent full power and authority to do and perform any and all acts and things requisite and necessary to be done, and hereby ratifying and confirming all that said attorney-in-fact and agent may do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned have hereunto set their hands this 1st day of May, 1998.

     Signature

By:  /s/ JIM R. PORTER             Chairman of the Board and
    -----------------------        Chief Executive Officer
         Jim R. Porter

By:  /s/ JOHN E. JUSKA             Chief Financial Officer
    -----------------------
         John E. Juska

By:  /s/ LOUIS J. MORGAN           Director
    -----------------------
         Louis J. Morgan

By:  /s/ RONALD LANGLEY            Director
    -----------------------
         Ronald Langley

By:  /s/ JOHN R. HART              Director
    -----------------------
         John R. Hart

By:  /s/ TIMOTHY K. KRAUSKOPF      Director
    -----------------------
         Timothy K. Krauskopf


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